Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Chord Energy Corporation (Predecessor) of our report dated February 24, 2022 relating to the consolidated financial statements, which appears in Oasis Petroleum Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

July 13, 2022

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